UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 17, 2019

CBL & ASSOCIATES PROPERTIES, INC.
CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd, Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    Entry Into a Material Definitive Agreement.

On April 17, 2019, CBL & Associates Properties, Inc. (“we” or “the Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with respect to the class action lawsuit filed on March 16, 2016 in the United States District Court for the Middle District of Florida (the “Court”) by Wave Lengths Hair Salons of Florida, Inc. d/b/a Salon Adrian (the “Class Representative”).  The Settlement Agreement documents the settlement of this litigation on substantially the same terms as those previously disclosed in our Current Report on Form 8-K filed with the SEC on March 26, 2019, as described below.

We are to set aside a common fund with a monetary and non-monetary value of $90 million (the “Common Fund”) to be disbursed to class members in accordance with an agreed-upon formula that is based upon aggregate damages of $60 million. Class members will be comprised of past and current tenants at certain of our shopping centers that we own or formerly owned during the class period, which will extend from January 1, 2011 through the date of Court preliminary approval. Class members who are past tenants and make a claim will receive payment of their claims in cash. Class members who are current tenants will receive monthly credits against rents and future charges, beginning no earlier than January 1, 2020 and continuing for the following five years. Any amounts under the settlement allocated to tenants with outstanding amounts payable to the Company, including tenants which have declared bankruptcy or declare bankruptcy over the relevant period, will first be deducted from the amounts owed to the Company. All attorney’s fees and associated costs to be paid to class counsel (up to a maximum of $28.0 million), any incentive award to the Class Representative (up to a maximum of $50,000), and class administration costs (which are expected to not exceed $100,000), will be funded by the Common Fund, but must be approved by the Court.

Under the terms of the Settlement Agreement, we will not pay any dividends to holders of our common shares payable in the third and fourth quarters of 2019. The Settlement Agreement does not restrict our ability to declare dividends payable in 2020 or in subsequent years.

Once we have made all required payments and credits pursuant to the Settlement Agreement, we will have no further payment obligation to the class members. We and our affiliates will receive a general release from the class members for all claims as of the date of final approval by the Court that relate to or arise out of any charges for electricity of any kind, including but not limited to claims that relate to or arise out of the allegations made in the action.

The Settlement Agreement is subject to customary conditions, including a requirement for final approval by the Court.

As previously reported, we have denied all allegations of wrongdoing and have asserted that our actions have at all times been lawful and proper. However, given the class certification, the accelerated trial schedule, the inherent risk of any trial and the potential cost of an adverse resolution of the litigation, we believe that the settlement is in the Company’s best interest and in the best interests of our shareholders.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the full text of the exhibit, which will be filed as an exhibit to the Company's periodic reports not later than the due date for the Form 10-Q for the six months ending June 30, 2019.

ITEM 2.03	Creation of a Direct Financing Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President – Chief
Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President – Chief
Financial Officer and Treasurer

Date: April 23, 2019